As filed with the Securities and Exchange Commission on December 18, 2013
Registration No. 333-178631

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 3 TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Comp Services, Inc.
(Exact name of registrant as specified in its charter)

Nevada	5734	45-2972060
(State or other jurisdiction of Incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Comp Services, Inc.
1100 Pedras Road, #B122
Turlock, CA 95382
Tel.: (626) 227-1453
 (Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

VCORP SERVICES, LLC
1645 VILLAGE CENTER CIRCLE STE 170
LAS VEGAS NV 89134
Tel.: (888) 528-2677
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies of communications to:
Gregg E. Jaclin, Esq.
Szaferman, Lakind, Blumstein & Blader, PC
101 Grover Mills Road, Suite 200
Lawrenceville, NJ 08648
Tel. No.: (609) 275-0400
 Fax No.: (609) 275-4511

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

EXPLANATORY NOTE

On May 4, 2012, the Securities and Exchange Committee (the “SEC”) declared effective the registration statement on Form S-1 (File No. 333-178631), as amended (the “Registration Statement”) filed by Comp Services, Inc. (the “Company”).  The Company is filing this post-effective amendment to the Registration Statement (the “Post-Effective Amendment”) for the purpose of including information from the Company’s Quarterly Report on Form 10-Q for the quarter ended July 31, 2013, originally filed with the SEC on September 23, 2013, and from the Company’s Annual Report on Form 10-K for the year ended October 31, 2012, originally filed with the SEC on January 29, 2013, including the financial statements for those corresponding and to update certain other information in such Registration Statement.. Additionally, we have included the corresponding XBRL detail tagging for our financial statements.

No changes have been made to the Registration Statement other than to add the information as described above and to include information regarding Company’s new principal address and legal counsel.  This Post-Effective Amendment should be read in conjunction with the Registration Statement. This Post-Effective Amendment does not reflect events that may have occurred after the date of the Registration Statement and does not modify or update in any way the disclosures made in the Registration Statement, except as required to reflect the revisions discussed above.

The information included in this filing updates and supplements this Registration Statement and the Prospectus contained therein. No additional securities are being registered under this Post-Effective Amendment. All applicable registration fees were paid at the time of the original filing of the Registration Statement.

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Offering Price per share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration fee(3)

Common Stock, $0.001 par value per share	739,000	$0.05	$36,950.00	$4.23

(1) This Registration Statement covers the resale by our selling shareholders of up to 739,000 shares of common stock previously issued to such selling shareholders.

(2) The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o). Our common stock is not traded on any national exchange and in accordance with Rule 457; the offering price was determined by the price of the shares that were sold to our shareholders in a private placement memorandum. The price of $0.05 is a fixed price at which the selling security holders may sell their shares for the duration of the offering. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority, which operates the OTC Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

(3) Previously paid.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale of these securities is not permitted.

Subject to completion, dated December 18, 2013

PROSPECTUS

Comp Services, Inc.

739,000 SHARES OF COMMON STOCK

The selling security holders named in this prospectus are offering all of the shares of common stock offered through this prospectus.  We will not receive any proceeds from the sale of the common stock covered by this prospectus. The selling stockholders and any broker-dealers or agents that are involved in selling the shares are deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales and must sell their shares at a fixed price equal to $.05 per share for the duration of the offering.

Our common stock is presently quoted on the OTCBB under the symbol “CMPS”. The selling security holders have not engaged any underwriter in connection with the sale of their shares of common stock. Common stock being registered in this registration statement may be sold by selling security holders at a fixed price of $0.05 per share for the duration of the offering. We have agreed to bear the expenses relating to the registration of the shares of the selling security holders.

Comp Services, Inc. is an emerging growth company, as defined in Section 2(a) of the Securities Act of 1933.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 2 to read about factors you should consider before buying shares of our common stock.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission (“SEC”) is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

The Date of This Prospectus is: December 18, 2013

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus.  This summary does not contain all the information that you should consider before investing in the common stock.  You should carefully read the entire prospectus, including “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Financial Statements, before making an investment decision. In this Prospectus, the terms “Company,” “we,” “us” and “our” refer to Comp Services, Inc.

Overview

We were incorporated in the State of Nevada on June 17, 2011 as Comp Services, Inc. and are based in Turlock, California. We are a development stage company. In January 2012, we commenced operations and generated minimal revenue; however, as of January 31, 2013, we became inactive and have not generated any further revenue to date. Previously, we generated revenue through computer consulting services and intend to generate revenue by earning commissions on the sales made through the sites of our affiliates and through the installation services we intended to offer on our website. As part of our business plan, we sought to potentially link advertisers who provide various computer products and gain commission on everything sold based on the advertisers’ products. In addition, we offer installation services of the products offered by the advertisers. The Company intends to generate revenue as a percentage of each sale made through its affiliate accounts. To date, we have generated $3,000 in revenue. We generated our initial revenue during January 2012. The revenue generated was for the installation and troubleshooting of computer hardware. The Company has attempted to raise capital to implement its business plan; however, it has not been successful in obtaining any financing. Since January 31, 2013, the Company has not been able to implement its business plan, the website is no longer fully functional and the Company has become inactive. However, currently we intend to re-activate our website and implement our business plan by raising additional funds. To date, we have not received any additional financing to do so. As such, the Company is a shell company because we have nominal operations and assets consisting of cash and cash equivalents and nominal other assets.

We anticipate that depending on market conditions and our plan of operations, we may incur operating losses in the foreseeable future. Therefore, our auditors have raised substantial doubt about our ability to continue as a going concern.

Emerging Growth Company Status

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, or the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We have not made a decision whether to take advantage of any or all of these exemptions. If we do take advantage of any of these exemptions, we do not know if some investors will find our common stock less attractive as a result. The result may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

We could remain an “emerging growth company” for up to five years, or until the earliest of (a) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (b) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (c) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

Where You Can Find Us

Our principal executive office is located at 1100 Pedras Road, #B122, Turlock, CA 95382 and our telephone number is (626) 227-1453.

Terms of the Offering

This Post-effective S-1 is designed only to update information about the Company and its financials. There are no new shares being registered. The 739,000 shares mentioned below have already been registered in the S1/A filing dated April 30, 2012 declared effective by the SEC on May 4, 2012.

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. The selling stockholders are selling shares of common stock covered by this prospectus for their own account. The selling stockholders and any broker-dealers or agents that are involved in selling the shares are deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales and must sell their shares at a fixed price equal to $.05 per share for the duration of the offering.

We will not receive any of the proceeds from the resale of these shares. The offering price of $0.05 was determined by the price shares were sold to our shareholders in a private placement memorandum and is a fixed price at which the selling security holders may sell their shares for the duration of the offering. Our common stock is presently quoted on the OTCBB under the symbol “CMPS”. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

RISK FACTORS

The shares of our common stock being offered for resale by the selling security holders are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose the entire amount invested in the common stock. Before purchasing any of the shares of common stock, you should carefully consider the following factors relating to our business and prospects. If any of the following risks actually occurs, our business, financial condition or operating results could be materially adversely affected. In such case, you may lose all or part of your investment.  You should carefully consider the risks described below and the other information in this process before investing in our common stock.

Risks Related to Our Business

OUR AUDITOR HAS EXPRESSED SUBSTANTIAL DOUBT AS TO OUR ABILITY TO CONTINUE AS A GOING CONCERN.

Based on our financial history since inception, our auditor has expressed substantial doubt as to our ability to continue as a going concern. We are a development stage company that has generated no revenue. Specifically the Company, while in the development stage, is proceeding with its business plan by constructing and implementing our website. If we cannot obtain sufficient funding, we may have to delay or cease the implementation of our business strategy.

WE HAVE LIMITED OPERATING HISTORY AND FACE MANY OF THE RISKS AND DIFFICULTIES FREQUENTLY ENCOUNTERED BY DEVELOPMENT STAGE COMPANY.

We are a development stage company, and to date, our development efforts have been focused primarily on the development and marketing of our business model. We have limited operating history for investors to evaluate the potential of our business development. We have not built our customer base and our brand name. In addition, we also face many of the risks and difficulties inherent in gaining market share as a new company:

●        Develop an effective business plan;
●        Meet customer standards;
●        Attain customer loyalty;
●        Develop and upgrade our service

Our future will depend on our ability to bring our service to the market place, which requires careful planning of providing a portal that meets industry standards without incurring unnecessary cost and expense.

WE NEED ADDITIONAL CAPITAL TO DEVELOP OUR BUSINESS.  IF WE FAIL TO OBTAIN ADDITIONAL CAPITAL WE MAY NOT BE ABLE TO IMPLEMENT OUR BUSINESS PLAN.

The development of our services will require the commitment of substantial resources to implement our business plan. We anticipate incurring minimal expenses equal to $30,000 during the next twelve months to run our business. Such expenses are anticipated for legal, accounting and marketing expenses. Currently we have no plan for additional financing for the next 12 months. Therefore, it is likely that we will need to seek additional financing through subsequent future private offering of our equity securities, or through strategic partnerships and other arrangements with corporate partners.

We cannot give you any assurance that any additional financing will be available to us, or if available, will be on terms favorable to us. The sale of additional equity securities will result in dilution to our stockholders. The occurrence of indebtedness would result in increased debt service obligations and could require us to agree to operating and financing covenants that would restrict our operations. If adequate additional financing is not available on acceptable terms, we may not be able to implement our business development plan or continue our business operations.

OUR PRINCIPAL STOCKHOLDER HAS SIGNIFICANT VOTING POWER AND MAY TAKE ACTIONS THAT MAY NOT BE IN THE BEST INTEREST OF ALL OTHER STOCKHOLDERS

Our sole officer and director controls approximately 80.2% of our current outstanding shares of voting common stock. He may be able to exert significant control over our management and affairs requiring stockholder approval, including approval of significant corporate transactions. This concentration of ownership may expedite approvals of company decisions, or have the effect of delaying or preventing a change in control or be in the best interests of all our stockholders.

WE MAY ENCOUNTER SUBSTANTIAL COMPETITION IN OUR BUSINESS AND OUR FAILURE TO COMPETE EFFECTIVELY MAY ADVERSELY AFFECT OUR ABILITY TO GENERATE REVENUE.

We believe that existing and new competitors will continue to improve their services and to introduce new services with competitive price and performance characteristics. We expect that we will be required to continue to invest in upgrading our website to compete effectively in our markets. Our competitors could develop a more efficient product or undertake more aggressive and costly marketing campaigns than ours, which may adversely affect our marketing strategies and could have a material adverse effect on our business, results of operations and financial condition. Furthermore, our more established competitors, who provide similar services, currently compete for the same pool of customers as well as compete for prospective advertisers. These competitors may make it difficult to attract customers as well as obtain revenue streams from advertising businesses.

WE MAY ENCOUNTER COMPETITION FROM ALREADY ESTABLISHED WEBSITES FOR WEB TRAFFIC AND RELATED COMMISSIONS.

Customers are able to bypass our site and make purchases directly from our affiliate partners, thereby eliminated any commission we otherwise would have been entitled to. Currently, our business plan includes revenue generation based solely on commissions earned through the sites of our affiliates. The loss of commissions earned through our affiliate partners could have a material adverse effect on our business, financial condition or results of operation.

WE MAY INCUR SIGNIFICANT COSTS TO BE A PUBLIC COMPANY TO ENSURE COMPLIANCE WITH U.S. CORPORATE GOVERNANCE AND ACCOUNTING REQUIREMENTS AND WE MAY NOT BE ABLE TO ABSORB SUCH COSTS.

We may incur significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the Securities and Exchange Commission. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these newly applicable rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs. In addition, we may not be able to absorb these costs of being a public company which will negatively affect our business operations.

THE LACK OF PUBLIC COMPANY EXPERIENCE OF OUR MANAGEMENT TEAM COULD ADVERSELY IMPACT OUR ABILITY TO COMPLY WITH THE REPORTING REQUIREMENTS OF U.S. SECURITIES LAWS.

Our Chief Executive Officer (“CEO”) lacks public company experience, which could impair our ability to comply with legal and regulatory requirements such as those imposed by Sarbanes-Oxley Act of 2002. Our CEO has never been responsible for managing a publicly traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Our management may not be able to implement programs and policies in an effective and timely manner that adequately respond to such increased legal, regulatory compliance and reporting requirements, including establishing and maintaining internal controls over financial reporting.  Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Securities Exchange Act of 1934 which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy in which event you could lose your entire investment in our company.

OUR FUTURE SUCCESS IS DEPENDENT, IN PART, ON THE PERFORMANCE AND CONTINUED SERVICE OF GABRIEL MENDEZ. WITHOUT HIS CONTINUED SERVICE, WE MAY BE FORCED TO INTERRUPT OR EVENTUALLY CEASE OUR OPERATIONS

We are presently dependent to a great extent upon the experience, abilities and continued services of Gabriel Mendez, our President and Chief Executive Officer. We currently have an employment agreement with Mr. Mendez which expires on August 1, 2014. The loss of his services could have a material adverse effect on our business, financial condition or results of operation.

WE HAVE ELECTED TO USE THE EXTENDED TRASITION PERIOD FOR COMPLYING WITH NEW OR REVISED ACCOUNTING STANDARDS UNDER SECTION 102(b)(2)(B) OF THE JUMPSTART OUR BUSINESS STARTUPS ACT AND THEREFORE OUR FINANCIAL STATEMENTS MAY NOT BE COMPARABLE TO COMPANIES THAT COMPLY WITH PUBLIC COMPANY EFFECTIVE DATES.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2)(b) of the Jumpstart Our Business Startups Act allowing us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies and therefore our financial statements may not be comparable to companies that comply with public company effective dates.

Risk Related To Our Capital Stock

WE MAY NEVER PAY ANY DIVIDENDS TO SHAREHOLDERS.

We have never declared or paid any cash dividends or distributions on our capital stock. We currently intend to retain our future earnings, if any, to support operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant. There is no assurance that future dividends will be paid, and, if dividends are paid, there is no assurance with respect to the amount of any such dividend.

OUR ARTICLES OF INCORPORATION PROVIDE FOR INDEMNIFICATION OF OFFICERS AND DIRECTORS AT OUR EXPENSE AND LIMIT THEIR LIABILITY WHICH MAY RESULT IN A MAJOR COST TO US AND HURT THE INTERESTS OF OUR SHAREHOLDERS BECAUSE CORPORATE RESOURCES MAY BE EXPENDED FOR THE BENEFIT OF OFFICERS AND/OR DIRECTORS.

Our articles of incorporation and applicable Nevada law provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney’s fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on our behalf. We will also bear the expenses of such litigation for any of our directors, officers, employees, or agents, upon such person’s written promise to repay us if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by us which we will be unable to recoup.

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification for liabilities arising under federal securities laws, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with the securities being registered, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The legal process relating to this matter if it were to occur is likely to be very costly and may result in us receiving negative publicity, either of which factors is likely to materially reduce the market and price for our shares, if such a market ever develops.

THE OFFERING PRICE OF THE COMMON STOCK WAS DETERMINED BASED ON THE PRICE OF OUR PRIVATE OFFERING, AND THEREFORE SHOULD NOT BE USED AS AN INDICATOR OF THE FUTURE MARKET PRICE OF THE SECURITIES. THEREFORE, THE OFFERING PRICE BEARS NO RELATIONSHIP TO OUR ACTUAL VALUE, AND MAY MAKE OUR SHARES DIFFICULT TO SELL.

Since our shares were not listed or quoted on any exchange or quotation system at the time of the offering, the offering price of $0.05 per share for the shares of common stock was determined based on the price of our private offering. As of the date hereof, our common stock is quoted on the OTCBB.  The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. The offering price bears no relationship to the book value, assets or earnings of our company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

YOU WILL EXPERIENCE DILUTION OF YOUR OWNERSHIP INTEREST BECAUSE OF THE FUTURE ISSUANCE OF ADDITIONAL SHARES OF OUR COMMON STOCK AND OUR PREFERRED STOCK.

In the future, we may issue our authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of our present stockholders. We are currently authorized to issue an aggregate of 510,000,000 shares of capital stock consisting of 500,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share.

We may also issue additional shares of our common stock or other securities that are convertible into or exercisable for common stock in connection with hiring or retaining employees or consultants, future acquisitions, future sales of our securities for capital raising purposes, or for other business purposes. The future issuance of any such additional shares of our common stock or other securities may create downward pressure on the trading price of our common stock. There can be no assurance that we will not be required to issue additional shares, warrants or other convertible securities in the future in conjunction with hiring or retaining employees or consultants, future acquisitions, future sales of our securities for capital raising purposes or for other business purposes, including at a price (or exercise prices) below the price at which shares of our common stock are currently quoted on the OTCBB.

WE ARE SUBJECT TO PENNY STOCK REGULATIONS AND RESTRICTIONS AND YOU MAY HAVE DIFFICULTY SELLING SHARES OF OUR COMMON STOCK.

Our common stock is subject to the provisions of Section 15(g) and Rule 15g-9 of the Exchange Act, commonly referred to as the “penny stock rule.”  Section 15(g) sets forth certain requirements for transactions in penny stock, and Rule 15g-9(d) incorporates the definition of “penny stock” that is found in Rule 3a51-1 of the Exchange Act.  The SEC generally defines a penny stock to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions. We are subject to the SEC’s penny stock rules.

Since our common stock is deemed to be penny stock, trading in the shares of our common stock is subject to additional sales practice requirements on broker-dealers who sell penny stock to persons other than established customers and accredited investors.  “Accredited investors” are persons with assets in excess of $1,000,000 (excluding the value of such person’s primary residence) or annual income exceeding $200,000 or $300,000 together with their spouse. For transactions covered by these rules, broker-dealers must make a special suitability determination for the purchase of such security and must have the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt the rules require the delivery, prior to the first transaction of a risk disclosure document, prepared by the SEC, relating to the penny stock market.  A broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities.  Finally, monthly statements must be sent disclosing recent price information for the penny stocks held in an account and information to the limited market in penny stocks. Consequently, these rules may restrict the ability of broker-dealer to trade and/or maintain a market in our common stock and may affect the ability of the Company’s stockholders to sell their shares of common stock.

There can be no assurance that our shares of common stock will qualify for exemption from the Penny Stock Rule. In any event, even if our common stock was exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the SEC the authority to restrict any person from participating in a distribution of penny stock if the SEC finds that such a restriction would be in the public interest.

OUR COMMON STOCK IS THINLY TRADED, SO YOU MAY BE UNABLE TO SELL AT OR NEAR ASKING PRICES OR AT ALL IF YOU NEED TO SELL YOUR SHARES TO RAISE MONEY OR OTHERWISE DESIRE TO LIQUIDATE YOUR SHARES.

Currently, the Company’s common stock is quoted in the OTCBB and future trading volume may be limited by the fact that many major institutional investment funds, including mutual funds, as well as individual investors follow a policy of not investing in OTCBB stocks and certain major brokerage firms restrict their brokers from recommending OTCBB stocks because they are considered speculative, volatile and thinly traded. The OTC market is an inter-dealer market much less regulated than the major exchanges and our common stock is subject to abuses, volatility and shorting.  Thus, there is currently no broadly followed and established trading market for the Company’s common stock. An established trading market may never develop or be maintained. Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders. Absence of an active trading market reduces the liquidity of the shares traded there.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this report, including in the documents incorporated by reference into this report, includes some statement that are not purely historical and that are “forward-looking statements.” Such forward-looking statements include, but are not limited to, statements regarding our and their management’s expectations, hopes, beliefs, intentions or strategies regarding the future, including our financial condition, results of operations, and the expected impact of the Share Exchange on the parties’ individual and combined financial performance. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “would” and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this report are based on current expectations and beliefs concerning future developments and the potential effects on the parties and the transaction. There can be no assurance that future developments actually affecting us will be those anticipated. These that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including the following forward-looking statements involve a number of risks, uncertainties (some of which are beyond the parties’ control) or other assumptions.

USE OF PROCEEDS

We will not receive any proceeds from the sale of common stock by the selling security holders. All of the net proceeds from the sale of our common stock will go to the selling security holders as described below in the sections entitled “Selling Security Holders” and “Plan of Distribution”.  We have agreed to bear the expenses relating to the registration of the common stock for the selling security holders.

DETERMINATION OF OFFERING PRICE

At the time of the offering, our common stock was not listed or quoted on any exchange or quotation system.  Accordingly, the offering price of the shares of common stock was determined by the price of the common stock that was sold to our security holders pursuant to an exemption under Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D promulgated under the Securities Act of 1933.

The offering price of the shares of our common stock did not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market.

Following the effectiveness of the Registration Statement on May 4, 2012, the Company obtained a listing on the OTCBB. As of the date hereof, the Company’s common stock is quoted on the OTCBB under the symbol “CMPS”.

In addition, there is no assurance that our common stock will trade at market prices in excess of the initial offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

DILUTION

The common stock to be sold by the selling shareholders are provided in the “Selling Security Holders” section is common stock that is currently issued. Accordingly, there will be no dilution to our existing shareholders.

SELLING SECURITY HOLDERS

The common shares being offered for resale by the selling security holders consist of the 739,000 shares of our common stock held by 36 shareholders. Such shareholders include the holders of the 739,000 shares sold in our private offering pursuant to Regulation D Rule 506 completed in November 2011 at an offering price of $0.05.

The following table sets forth the name of the selling security holders, the number of shares of common stock beneficially owned by each of the selling stockholders as of  November 14, 2013 and the number of shares of common stock being offered by the selling stockholders. The selling stockholders and any broker-dealers or agents that are involved in selling the shares are deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales and must sell their shares at a fixed price equal to $.05 per share for the duration of the offering. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

Name	Shares Beneficially Owned Prior To Offering	Shares to be Offered	Amount Beneficially OwnedAfter Offering	Percent Beneficially OwnedAfter Offering *
Marc Cunningham	24,800	24,800	0	0%
Tom K. Lee	19,200	19,200	0	0%
Bryan Gomez McKeon	22,400	22,400	0	0%
Derrik Crayton	22,000	22,000	0	0%
Raymond Thornton	24,000	24,000	0	0%
Veronica Peck	20,000	20,000	0	0%
Ryan May	18,000	18,000	0	0%
Paul Reyes	16,000	16,000	0	0%
Brent Gunstream	17,000	17,000	0	0%
Candice Manneback	17,000	17,000	0	0%
Mark Gillen	18,000	18,000	0	0%
Mohammed Roshen	26,000	26,000	0	0%
Oliver Ortiz	14,000	14,000	0	0%
Jesse Sobella	14,000	14,000	0	0%
Gilbert J. Moronez	18,000	18,000	0	0%
Ralph E. Estrada	20,000	20,000	0	0%
Anthony Gellis	20,000	20,000	0	0%
David Praxmarer	20,000	20,000	0	0%
Tony Kassaei	20,000	20,000	0	0%
Nathan Horton	18,000	18,000	0	0%
Michael Hoffman	19,000	19,000	0	0%
Jake Hoggatt	25,800	25,800	0	0%
Michael De Leon	34,400	34,400	0	0%
Carin Leigh Mannebach	20,000	20,000	0	0%
Dustin Helm	20,000	20,000	0	0%
Dennis Boring	20,000	20,000	0	0%
Steve Costa	20,000	20,000	0	0%
Matthew Bermudez	19,000	19,000	0	0%
Jon Courtney	19,400	19,400	0	0%
Talia Maksoudian	19,000	19,000	0	0%
John Hughart	20,000	20,000	0	0%
Emmanuel Giacometti	20,000	20,000	0	0%
Celina Ruaboro	20,000	20,000	0	0%
Winnie Ruaboro	20,000	20,000	0	0%
Luz Felipe	20,000	20,000	0	0%
Kenneth Pullium	34,000	34,000	0	0%

* - Based on 3,739,000 shares outstanding at December 11, 2013.

There are no agreements between the company and any selling shareholder pursuant to which the shares subject to this registration statement were issued.

To our knowledge, none of the selling shareholders or their beneficial owners:

-	has had a material relationship with us other than as a shareholder at any time within the past three years; or
-	has ever been one of our officers or directors or an officer or director of our predecessors or affiliates
-	are broker-dealers or affiliated with broker-dealers.

PLAN OF DISTRIBUTION

The selling security holders may sell some or all of their shares at a fixed price of $0.05 per share for the duration of the offering. Our common stock is quoted on the OTCBB under the symbol “CMPS”. Once a market for our stock develops, the sale of the shares may be effected in one or more of the following methods:

●	ordinary brokers transactions, which may include long or short sales;
●	transactions involving cross or block trades on any securities or market where our common stock is trading, market where our common stock is trading;
●	through direct sales to purchasers or sales effected through agents;
●	through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); or
●	any combination of the foregoing;

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus. To our best knowledge, none of the selling security holders are broker-dealers or affiliates of broker dealers.

We will advise the selling security holders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling security holders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling security holders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling security holders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $20,000.00.

Notwithstanding anything set forth herein, no FINRA member will charge commissions that exceed 8% of the total proceeds of the offering.

DESCRIPTION OF SECURITIES TO BE REGISTERED

General

We are authorized to issue an aggregate number of 510,000,000 shares of capital stock, of which 500,000,000 shares are common stock, $0.001 par value per share, and there are 10,000,000 preferred shares, $0.001 par value per share authorized.

Common Stock

We are authorized to issue 500,000,000 shares of common stock, $0.001 par value per share. Currently, we have 3,739,000 shares of common stock issued and outstanding.

Each share of common stock shall have one (1) vote per share for all purpose. Our common stock does not provide a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our common stock holders are not entitled to cumulative voting for election of Board of Directors.

Preferred Stock

We are authorized to issue 10,000,000 shares of preferred stock, $0.001 par value per share.  Currently we have no shares of preferred stock issued and outstanding.

Dividends

We have not paid any cash dividends to our shareholders.  The declaration of any future cash dividends is at the discretion of our board of directors and depends  upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no outstanding options to purchase our securities.

Transfer Agent and Registrar

We have retained Vstock Transfer, LLC as our transfer agent.

INTERESTS OF NAMED EXPERTS AND COUNSEL

The validity of the common stock offered by this prospectus will be passed upon for us by Szaferman, Lakind, Blumstein & Blader, P.C., Lawrenceville, New Jersey. No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and the registration statement have been audited by Berman & Company, PA to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Szaferman, Lakind, Blumstein & Blader, P.C., 101 Grover Mills Road, Suite 200, Lawrenceville, New Jersey 08648, telephone (609) 275-0400 has acted as our legal counsel.

DESCRIPTION OF BUSINESS

Overview

We were incorporated in the State of Nevada on June 17, 2011as Comp Services, Inc. and are based in Turlock, California. We are a development stage company. We have commenced operations and have generated $3,000 in revenue. We generated our initial revenue in January 2012. We intend to generate revenue by earning commissions on the sales made through the sites of our affiliates and have earned revenue through the computer consulting services we intend to offer on our website. As part of our business plan, we link advertisers who provide various computer products and intend to gain commission on everything sold based on the advertisers’ products. In addition, we offer installation services of the products offered by the advertisers. We intend to advertise in the Los Angeles area to drive sales to our website. The company intends to generate revenue as a percentage of sales made through its affiliate accounts. To date, we have generated $3,000 in revenue. We generated our initial revenue during January 2012. The revenue generated was for the installation and troubleshooting of computer hardware. There is no assurance that we will continue to generate any revenue. We also intend to have our CEO offer his services and expertise in implementing software and hardware, IT solutions for small businesses.

Business Strategy and Objectives

We have objectives in order to fulfill our desire to capture market share of the industry that we are entering. These key objectives include:

(1)	To become a competitor in the computer hardware and software online market;
(2)	To sell, on average, 1 item from each of our affiliate sites per day, which will average 30 sales per day;
(3)	To attract and partner with additional affiliate partners so as to reach our full capacity by the end of 2012 fiscal year.

Products and Services

Comp Service, Inc. offers an extensive range of products as outlined in the detailed sections below. It is ultimately the goal of the company to offer a one-stop portal to reach diverse computer hardware and software product websites.

The following are some categories of products the Company intends to market:

•	Desktops: a wide variety of PC's and Apple products, including monitors, keyboards, mice, and speakers.

•	Notebooks: ranging from 10" to 17" with Microsoft Windows or Mac operating systems.

•	Netbooks: These products are currently top selling, extremely light, portable, and user friendly, with fair prices and thousands to choose from.

•	Handhelds & PDA's: products in this category range from cell phones to portable GPS navigation systems.

•	Computer Add-Ons: containing accessory items which need to be installed or plug-n-play products. Some examples of these products are: wireless network cards, webcams, game controllers, and USB drives.

•
Software: includes anything from Operating Systems to Virus protection software. This industry is highly competitive with suppliers having a great deal of power in setting and negotiating the prices of their products and services; however, by having such affiliate partners with the lowest costs on the market, the website will maintain a fair amount of traffic. This is the only way to have an advantage in this industry, with low cost applied aggressively with marketing strategies to gain strong business-to-customer ties.

Market Opportunity

Because Comp Services, Inc. is an online based business, there is a wide range of target markets for our products. We target on-line shoppers. Most U.S. households obtain or own their own computer. Computers and handhelds are fast growing products, and online shopping has become common.

We will advertise the products of our affiliate companies and will earn a commission on each sale made. We expect to further our business plan and generate revenue by combining 30 sub-domain directories, monthly advertisers, and Google AdSense.

Marketing Strategy

We plan to advertise on search engines and various websites with the intention of directing on-line traffic to the ComputerBuyout.com  site. Once at our site, customers can make purchases from any of our affiliate partners including: Amazon Associates Program, Google AdSense Publish Program, Roxio, AVG, Corel Draw, and Compuvest. We will earn a commission on any sales by our affiliates through the ComputerBuyout.com site. These commission and associates programs will allow www.ComputerBuyout.com to earn a commission on each sale ranging from 5% and up to 25% on certain computer products and software.

Revenue

We intended to generate a commission as a percentage of sales made through our website Computerbuyout.com. Users could access our website directly. In addition, we expected to establish accounts with Google Adsense and an Amazon Store. When the Google Adsense and Amazon Store accounts are linked to our website, every time a user enters our website, Google displayed relevant ads to the user and if the user clicks the ad, we intended to get paid a percentage of what Google charges to the advertiser. Due to a lack of funds, our website has become inactive and our business plan cannot be implemented.

Employees

As of November 14, 2013, we have no full time employees. Our President and sole officer and director spends approximately 20 hours per week on Company matters.

DESCRIPTION OF PROPERTY

Our principal executive office is located at 1100 Pedras Road, #B122, Turlock, CA 95382. Our telephone number is (626) 227-1453.  Office space is provided by Gabriel Mendez at no cost.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings, which arise, in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse effect on our business, financial condition or operating results.

Pursuant to Item 401 (f) of Regulation S-K there are no events that occurred during the past ten (10) years that are material to an evaluation of the ability or integrity of any director, person nominated to become a director or executive officer of the registrant:

•
No petition  under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

•	Our sole officer and director has not been convicted in a criminal proceeding and is not named subject of a pending criminal proceeding

•
Our sole officer and director was not the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

o
Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

o	Engaging in any type of business practice; or

o	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

●
Our sole officer and director was not the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in Regulation S-K, Item 401 paragraph (f)(3)(i) entitled Involvement in Certain Legal Proceedings , or to be associated with persons engaged in any such activity;

●
Our sole officer and director was not found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

●
Our sole officer and director was not found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

●
Our sole officer and director was not the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

o	Any Federal or State securities or commodities law or regulation; or

o
Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

o	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•
Our sole officer and director was not the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Public Market for Common Stock

Our common stock has been approved for quotation on the OTCBB under the symbol “CMPS.”  However, no established public market exists for our common stock.  As of November 14, 2013, 3,739,000 shares of our common stock were issued and outstanding.

As of November 14, 2013 we have 37 holders of our common stock.

Rule 144 Shares

As of the date of this registration statement, we do not have any shares of our common stock that are currently available for sale to the public in accordance with the volume and trading limitations of Rule 144.

Stock Option Grants

We do not have any stock option plans.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

Comp Services, Inc.
(A Development Stage Company)
Financial Statements
July 31, 2013
(Unaudited)

Comp Services, Inc.
(A Development Stage Company)
Balance Sheets

	July 31, 2013	October 31, 2012
	(unaudited)
Assets
Current Assets
Cash	$1,017	$638
Prepaid expenses	-	525
Total Current Assets	1,017	1,163

Total Assets	$1,017	$1,163

Liabilities and Stockholders' Deficit

Current Liabilities
Accrued liabilities	$40,562	$30,311
Shareholder loans	6,350	-
Total Current Liabilities	46,912	30,311

Stockholders' Deficit
Preferred stock, $0.001 par value, 10,000,000 shares authorized;
none issued and outstanding	-	-
Common stock, $0.001 par value, 500,000,000 shares authorized;
3,739,000 and 3,739,000 shares issued and outstanding, respectively	3,739	3,739
Additional paid-in capital	47,241	39,241
Deficit accumulated during the development stage	(96,875)	(72,128)
Total Stockholders' Deficit	(45,895)	(29,148)

Total Liabilities and Stockholders' Deficit	$1,017	$1,163

See accompanying notes to financial statements

F-1

Comp Services, Inc.
(A Development Stage Company)
Statements of Operations
(unaudited)

					June 17, 2011
	Three Months Ended July 31,		Nine Months Ended July 31,		(Inception) to
	2013	2012	2013	2012	July 31, 2013

Revenue	$-	$-	$-	$3,000	$3,000

General and administrative expenses	6,386	23,958	24,747	55,881	99,875

Net loss	$(6,386)	$(23,958)	$(24,747)	$(52,881)	$(96,875)

Net loss per common share - basic and diluted	$(0.00)	$(0.01)	$(0.01)	$(0.01)	$(0.03)

Weighted average number of common shares outstanding during the period - basic and diluted	3,739,000	3,739,000	3,739,000	3,735,964	3,646,788

See accompanying notes to financial statements

F-2

Comp Services, Inc.
(A Development Stage Company)
Statement of Stockholders' Equity (Deficit)
June 17, 2011 (Inception) to July 31, 2013
(unaudited)

				Deficit
	Common Stock, $0.001 Par Value		Additional Paid In	Accumulated during Development	Total Stockholders'
	Shares	Amount	Capital	Stage	Equity (Deficit)

Stock issued for services - related party ($0.001/share) (June 2011)	3,000,000	$3,000	$-	$-	$3,000

Stock issued for cash ($0.05/share) (August 2011)	272,400	272	13,348	-	13,620

Stock issued for cash ($0.05/share) (September 2011)	195,200	195	9,565	-	9,760

Stock issued for cash ($0.05/share) (October 2011)	177,400	177	8,693	-	8,870

Capital contribution - related party			40	-	40

Net loss - from June 17, 2011 (inception) to October 31, 2011	-	-	-	(5,737)	(5,737)

Balance - October 31, 2011	3,645,000	3,645	31,645	(5,737)	29,553

Capital contribution - related party			2,990		2,990

Stock issued for cash ($0.05/share) (November 2011)	94,000	94	4,606	-	4,700

Net loss - year ended - 2012	-	-	-	(66,391)	(66,391)

Balance - October 31, 2012	3,739,000	3,739	39,241	(72,128)	(29,148)

Capital contribution - related party			8,000		8,000

Net loss - nine months ended - 2013	-	-	-	(24,747)	(24,747)

Balance - July 31, 2013	3,739,000	$3,739	$47,241	$(96,875)	$(45,895)

See accompanying notes to financial statements

F-3

Comp Services, Inc.
(A Development Stage Company)
Statements of Cash Flows
(unaudited)

	Nine Months	Nine Months	June 17, 2011
	Ended	Ended	(Inception) to
	July 31, 2013	July 31, 2012	July 31, 2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(24,747)	$(52,881)	(96,875)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock issued for services - related party	-	-	3,000
Changes in operating assets and liabilities:
Decrease in prepaid expenses	525	-	-
Increase in accrued liabilities	10,251	22,613	40,562
Net Cash Used In Operating Activities	(13,971)	(30,268)	(53,313)

CASH FLOWS FROM FINANCING ACTIVITIES:
Capital contribution - related party	8,000	-	11,030
Proceeds from shareholder loans	8,850	-	8,850
(Repayments) of shareholder loans	(2,500)	-	(2,500)
Proceeds from issuance of common stock	-	4,700	36,950
Net Cash Provided By Financing Activities	14,350	4,700	54,330

Net Increase/(Decrease) in Cash	379	(25,568)	1,017

Cash - Beginning of Period	638	30,778	-

Cash - End of Period	$1,017	$5,210	1,017

Supplemental Cash Flow Information:
Cash Paid During the Period for:
Income Taxes	$-	$-	-
Interest	$-	$-	-

See accompanying notes to financial statements

F-4

Comp Services, Inc.
(A Development Stage Company)
Notes to Financial Statements
July 31, 2013
(Unaudited)

Note 1 Nature of Operations and Summary of Significant Accounting Policies

Nature of Operations

Comp Services, Inc. (the “Company”), was incorporated in the State of Nevada on June 17, 2011.

The Company intends to operate a website that will connect its users to computer hardware and software product websites. The Company intends to generate commission revenue on sales made through its website.

The Company has previously generated revenue through computer consulting services.

The Company is currently inactive.

Basis of Presentation

The accompanying unaudited interim financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and pursuant to the instructions to Form 10-Q and Article 8 of Regulation S-X of the United States Securities and Exchange Commission (“SEC”). Certain information or footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting.  Accordingly, they do not include all the information and footnotes necessary for a comprehensive presentation of financial position, results of operations, or cash flows. It is the Company’s opinion, however, that the accompanying unaudited financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented.

The accompanying unaudited financial statements should be read in conjunction with the Annual Report on Form 10-K for the years ended October 31, 2012 and 2011 as filed with the SEC, which contains the audited financial statements and notes thereto, together with Management’s Discussion and Analysis, for the years ended October 31, 2012 and 2011. The financial information as of October 31, 2012 is derived from the audited financial statements presented in our Annual Report on Form 10-K for the year ended October 31, 2012.  The interim results for the nine months ended July 31, 2013 are not necessarily indicative of the results to be expected for the year ending October 31, 2013 or for any future interim periods.

The Company’s fiscal year end is October 31.

F-5

Comp Services, Inc.
(A Development Stage Company)
Notes to Financial Statements
July 31, 2013
(Unaudited)

Development Stage

The Company's financial statements are presented as those of a development stage enterprise. Activities during the development stage primarily include equity based financing, related party contributions of cash, and further implementation of the business plan.

Risks and Uncertainties

The Company intends to operate in an industry that is subject to rapid change. The Company's operations will be subject to significant risk and uncertainties including financial, operational, technological, regulatory and other risks associated with a development stage company, including the potential risk of business failure.

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from estimates.

Cash

The Company considers all highly liquid instruments purchased with a maturity of three months or less and money market accounts to be cash equivalents.  The Company had no cash equivalents at July 31, 2013 and October 31, 2012.

Revenue Recognition

The Company recognized revenue for its computer consulting services when the following criteria were met: (i) persuasive evidence of an arrangement existed, (ii) the service had been rendered to the customer, (iii) the sales price was fixed and determinable, and (iv) collectability was reasonably assured.

F-6

Comp Services, Inc.
(A Development Stage Company)
Notes to Financial Statements
July 31, 2013
(Unaudited)

Share Based Payments

Generally, all forms of share-based payments, including stock option grants, warrants and restricted stock grants, are measured at their fair value on the awards’ grant date, and based on the estimated number of awards that are ultimately expected to vest. Share-based payment awards issued to non-employees for services rendered are recorded at either the fair value of the services rendered or the fair value of the share-based payment, whichever is more readily determinable. The expense resulting from share-based payments are recorded as a component of general and administrative expense.

Earnings (loss) per Share

Basic earnings (loss) per share (“EPS”) is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding during the period, excluding the effects of any potentially dilutive securities. Diluted EPS gives effect to all dilutive potential of shares of common stock outstanding during the period including stock warrants, using the treasury stock method (by using the average stock price for the period to determine the number of shares assumed to be purchased from the exercise of warrants), and convertible debt, using the if-converted method. Diluted EPS excludes all dilutive potential of shares of common stock if their effect is anti-dilutive. The Company has had no common stock equivalents since inception.

Since the Company reflected a net loss, the effect of considering any common stock equivalents, if outstanding, would have been anti-dilutive. A separate computation of diluted earnings (loss) per share is not presented.

Recent Accounting Pronouncements

There are no recent accounting pronouncements that are expected to have an effect on the Company’s financial statements.

Note 2 Going Concern

As reflected in the accompanying financial statements, the Company has a net loss of $24,747 and net cash used in operations of $13,971 for the nine months ended July 31, 2013.  The Company also has a working capital deficit and stockholders’ deficit of $45,895 at July 31, 2013. In addition, the Company is in the development stage and has generated nominal revenues since inception. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The ability of the Company to continue its operations is dependent on Management's plans, which include continuing to raise equity based financing as well as development of the business plan.

F-7

Comp Services, Inc.
(A Development Stage Company)
Notes to Financial Statements
July 31, 2013
(Unaudited)

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 3 Fair Value

The Company measures assets and liabilities at fair value based on an expected exit price as defined by the authoritative guidance on fair value measurements, which represents the amount that would be received on the sale of an asset or paid to transfer a liability, as the case may be, in an orderly transaction between market participants. As such, fair value may be based on assumptions that market participants would use in pricing an asset or liability. The authoritative guidance on fair value measurements establishes a consistent framework for measuring fair value on either a recurring or nonrecurring basis whereby inputs, used in valuation techniques, are assigned a hierarchical level.

The following are the hierarchical levels of inputs to measure fair value:

•	Level 1: Observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.

•
Level 2: Inputs reflect quoted prices for identical assets or liabilities in markets that are not active; quoted prices for similar assets or liabilities in active markets; inputs other than quoted prices that are observable for the assets or liabilities; or inputs that are derived principally from or corroborated by observable market data by correlation or other means.

•
Level 3: Unobservable inputs reflecting the Company’s assumptions incorporated in valuation techniques used to determine fair value. These assumptions are required to be consistent with market participant assumptions that are reasonably available.

The Company's financial instruments consisted primarily of accrued liabilities. The carrying amount of the Company's financial instrument generally approximates its fair value as of July 31, 2013 and October 31, 2012 due to the short-term nature of this instrument.

At July 31, 2013 and October 31, 2012, the Company had no other instruments that required additional disclosure.

F-8

Comp Services, Inc.
(A Development Stage Company)
Notes to Financial Statements
July 31, 2013
(Unaudited)

Note 4 Stockholders’ Equity (Deficit)

From June 17, 2011 (inception) to October 31, 2011, the Company issued the following shares for cash and services:

Type	Quantity	Valuation	Value per share

Services – Chief executive officer and founder	3,000,000	$3,000	$0.001
Cash	645,000	32,250	$0.05
Total	3,645,000	$35,250	$0.001 - $0.05

In August 2011, the Company’s CEO contributed $40 to the Company.

In connection with the stock issued for services, the Company determined fair value based upon the value of the services provided, which was the most readily available evidence.

From November 1, 2011 to October 31, 2012, the Company issued the following shares:

Type	Quantity	Valuation	Value per share

Cash	94,000	$4,700	$0.05

During the year ended October 31, 2012, the Company’s CEO contributed $2,990 to the Company.

From November 1, 2012 to July 31, 2013, the Company’s CEO contributed $8,000 to the Company.

Note 5 – Related Party Transactions

From time to time, the Chief Executive Officer advances funds to the Company for working capital purposes. Those advances are unsecured, non-interest bearing and due on demand.

Advances consisted of the following:

	July 31, 2013	October 31, 2012

Proceeds	$8,850	$-
Repayments	(2,500)	---

	$6,350	$-

F-9

Comp Services, Inc.
(A Development Stage Company)
Notes to Financial Statements
July 31, 2013
(Unaudited)

Note 6 – Payroll Taxes

As of July 31, 2013, accounts payable and accrued expenses included $2,709 of accrued payroll taxes.  The taxes represent employee withholdings that have yet to be remitted to taxing agencies, which are past due.

F-10

Comp Services, Inc.
(A Development Stage Company)
Financial Statements
October 31, 2012

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of: Comp Services, Inc.

We have audited the accompanying balance sheets of Comp Services, Inc., (a development stage company) as of October 31, 2012 and 2011, and the related statements of operations, stockholders' equity (deficit) and cash flows for the year ended October 31, 2012, the period from June 17, 2011 (Inception) to October 31, 2011 and the period from June 17, 2011 (Inception) to October 31, 2012. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Comp Services, Inc. as of October 31, 2012 and 2011, and the results of its operations and its cash flows for the year ended October 31, 2012, the period from June 17, 2011 (Inception) to October 31, 2011 and the period from June 17, 2011 (Inception) to October 31, 2012, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has a net loss of $66,391 and net cash used in operations of $37,830 for the year ended October 31, 2012. The Company also has a working capital deficit and stockholders' deficit of $29,148 at October 31, 2012. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plan in regards to these matters is also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Berman & Company, P.A.
Boca Raton, Florida
January 26, 2013

551 NW 77th Street Suite 201 • Boca Raton, FL 33487
Phone: (561) 864-4444 • Fax: (561) 892-3715
www.bermancpas.com • info@bermancpas.com
Registered with the PCAOB • Member AICPA Center for Audit Quaky
Member American Institute of Certified Public Accountants
Member Florida Institute of Certi d Public Accountants

Comp Services, Inc.
(A Development Stage Company)
Balance Sheets

	October 31, 2012	October 31, 2011

Assets

Current Assets
Cash	$638	$30,778
Prepaid Expenses	525	-
Total Current Assets	1,163	30,778

Total Assets	$1,163	$30,778

Liabilities and Stockholders' Equity (Deficit)

Current Liabilities
Accrued liabilities	$30,311	$1,225
Total Current Liabilities	30,311	1,225

Stockholders' Equity (Deficit)
Preferred stock, $0.001 par value, 10,000,000 shares authorized;
none issued and outstanding	-	-
Common stock, $0.001 par value, 500,000,000 shares authorized;
3,739,000 and 3,645,000 shares issued and outstanding, respectively	3,739	3,645
Additional paid-in capital	39,241	31,645
Deficit accumulated during the development stage	(72,128)	(5,737)
Total Stockholders' Equity (Deficit)	(29,148)	29,553

Total Liabilities and Stockholders' Equity (Deficit)	$1,163	$30,778

See accompanying notes to financial statements

Comp Services, Inc.
(A Development Stage Company)
Statements of Operations

		June 17, 2011	June 17, 2011
	Year Ended	(Inception) to	(Inception) to
	October 31, 2012	October 31, 2011	October 31, 2012

Revenue	$3,000	$-	$3,000

General and administrative expenses	69,391	5,737	75,128

Net loss	$(66,391)	$(5,737)	$(72,128)

Net loss per common share - basic and diluted	$(0.02)	$(0.00)	$(0.02)

Weighted average number of common shares outstanding
during the period - basic and diluted	3,736,727	3,000,000	3,596,641

See accompanying notes to financial statements

Comp Services, Inc.
(A Development Stage Company)
Statement of Stockholders' Equity (Deficit)
June 17, 2011 (Inception) to October 31, 2012

			Additional Paid In Capital	Deficit Accumulated during Development Stage	Total Stockholders' Equity (Deficit)
	Common Stock, $0.001 Par Value
	Shares	Amount

Stock issued for services - related party ($0.001/share) (June 2011)	3,000,000	$3,000	$-	$-	$3,000

Stock issued for cash ($0.05/share) (August 2011)	272,400	272	13,348	-	13,620

Stock issued for cash ($0.05/share) (September 2011)	195,200	195	9,565	-	9,760

Stock issued for cash ($0.05/share) (October 2011)	177,400	177	8,693	-	8,870

Capital contribution - related party			40	-	40

Net loss - June 17, 2011 (inception) to October 31, 2011	-	-	-	(5,737)	(5,737)

Balance - October 31, 2011	3,645,000	3,645	31,645	(5,737)	29,553

Capital contribution - related party			2,990		2,990

Stock issued for cash ($0.05/share) (November 2011)	94,000	94	4,606	-	4,700

Net loss - year ended October 31, 2012	-	-	-	(66,391)	(66,391)

Balance - October 31, 2012	3,739,000	$3,739	$39,241	$(72,128)	$(29,148)

See accompanying notes to financial statements

Comp Services, Inc.
(A Development Stage Company)
Statements of Cash Flows

		June 17, 2011	June 17, 2011
	Year Ended	(Inception) to	(Inception) to
CASH FLOWS FROM OPERATING ACTIVITIES:	October 31, 2012	October 31, 2011	October 31, 2012
Net loss	$(66,391)	$(5,737)	(72,128)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock issued for services - related party	-	3,000	3,000
Changes in operating assets and liabilities:
Increase in prepaid expenses	(525)	-	(525)
Increase in accrued liabilities	29,086	1,225	30,311
Net Cash Used In Operating Activities	(37,830)	(1,512)	(39,342)

CASH FLOWS FROM FINANCING ACTIVITIES:
Capital contribution - related party	2,990	40	3,030
Proceeds from issuance of common stock	4,700	32,250	36,950
Net Cash Provided By Financing Activities	7,690	32,290	39,980

Net Increase (Decrease) in Cash	(30,140)	30,778	638

Cash - Beginning of Year/Period	30,778	-	-

Cash - End of Year/Period	$638	$30,778	638

Supplemental Cash Flow Information:
Cash Paid During the Year/Period for:
Income Taxes	$-	$-	-
Interest	$-	$-	-

See accompanying notes to financial statements

Comp Services, Inc.
(A Development Stage Company)
Notes to Financial Statements
October 31, 2012

Note 1 Nature of Operations and Summary of Significant Accounting Policies

Nature of Operations

Comp Services, Inc. (the “Company”), was incorporated in the State of Nevada on June 17, 2011.

The Company operates a website that connects users to computer hardware and software product websites. The Company intends to generate commission revenue from sales made through its website.

The Company has only generated computer consulting services revenue.

The Company’s fiscal year end is October 31.

Development Stage

The Company's financial statements are presented as those of a development stage enterprise. Activities during the development stage primarily include equity based financing and further implementation of the business plan.

Risks and Uncertainties

The Company intends to operate in an industry that is subject to rapid change. The Company's operations will be subject to significant risk and uncertainties including financial, operational, technological, regulatory and other risks associated with a development stage company, including the potential risk of business failure.

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from estimates.

Comp Services, Inc.
(A Development Stage Company)
Notes to Financial Statements
October 31, 2012

Cash

The Company considers all highly liquid instruments purchased with a maturity of three months or less and money market accounts to be cash equivalents.  The Company had no cash equivalents at October 31, 2012 and 2011.

Revenue Recognition

The Company recognizes revenue for its computer consulting services when the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the service has been rendered, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

Share Based Payments

Generally, all forms of share-based payments, including stock option grants, warrants and restricted stock grants, are measured at their fair value on the awards’ grant date, and based on the estimated number of awards that are ultimately expected to vest. Share-based payment awards issued to non-employees for services rendered are recorded at either the fair value of the services rendered or the fair value of the share-based payment, whichever is more readily determinable. The expense resulting from share-based payments are recorded as a component of general and administrative expense.

Earnings (loss) per Share

Basic earnings (loss) per share (“EPS”) is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding during the period, excluding the effects of any potentially dilutive securities. Diluted EPS gives effect to all dilutive potential of shares of common stock outstanding during the period including stock warrants, using the treasury stock method (by using the average stock price for the period to determine the number of shares assumed to be purchased from the exercise of warrants), and convertible debt, using the if-converted method. Diluted EPS excludes all dilutive potential of shares of common stock if their effect is anti-dilutive. The Company has had no common stock equivalents since inception.

Since the Company reflected a net loss, the effect of considering any common stock equivalents, if outstanding, would have been anti-dilutive. A separate computation of diluted earnings (loss) per share is not presented.

Comp Services, Inc.
(A Development Stage Company)
Notes to Financial Statements
October 31, 2012

Income Taxes

Income taxes are accounted for under the asset and liability method as stipulated by ASC 740 "Income Taxes". Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC 740, the effect on deferred tax assets and liabilities or a change in tax rate is recognized in income in the period that includes the enactment date. Deferred tax assets are reduced to estimated amounts to be realized by the use of a valuation allowance. A valuation allowance is applied when in management's view it is more likely than not (50%) that such deferred tax will not be utilized.

The Company adopted certain provisions under ASC 740, which provide interpretative guidance for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. Effective with the Company's adoption of these provisions, interest related to the unrecognized tax benefits is recognized in the financial statements as a component of income taxes.

In the unlikely event that an uncertain tax position exists in which the Company could incur income taxes, the Company would evaluate whether there is a probability that the uncertain tax position taken would be sustained upon examination by the taxing authorities. Reserves for uncertain tax positions would be recorded if the Company determined it is probable that a position would not be sustained upon examination or if payment would have to be made to a taxing authority and the amount is reasonably estimated. As of October 31, 2012, the Company does not believe it has any uncertain tax positions that would result in the Company having a liability to the taxing authorities.

The Company's tax returns are subject to examination by taxing authorities for the years ended 2012 and 2011.

Recent Accounting Pronouncements

There are no recent accounting pronouncements that are expected to have an effect on the Company’s financial statements.

Comp Services, Inc.
(A Development Stage Company)
Notes to Financial Statements
October 31, 2012

Note 2 Going Concern

As reflected in the accompanying financial statements, the Company has a net loss of $66,391 and net cash used in operations of $37,830 for the year ended October 31, 2012.  The Company also has a working capital deficit and stockholders’ deficit of $29,148 at October 31, 2012. In addition, the Company is in the development stage and has generated nominal revenues since inception. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The ability of the Company to continue its operations is dependent on Management's plans, which include continuing to raise equity based financing as well as development of the business plan.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 3 Fair Value

The Company measures assets and liabilities at fair value based on an expected exit price as defined by the authoritative guidance on fair value measurements, which represents the amount that would be received on the sale of an asset or paid to transfer a liability, as the case may be, in an orderly transaction between market participants. As such, fair value may be based on assumptions that market participants would use in pricing an asset or liability. The authoritative guidance on fair value measurements establishes a consistent framework for measuring fair value on either a recurring or nonrecurring basis whereby inputs, used in valuation techniques, are assigned a hierarchical level.

The following are the hierarchical levels of inputs to measure fair value:

●	Level 1: Observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.

●
Level 2: Inputs reflect quoted prices for identical assets or liabilities in markets that are not active; quoted prices for similar assets or liabilities in active markets; inputs other than quoted prices that are observable for the assets or liabilities; or inputs that are derived principally from or corroborated by observable market data by correlation or other means.

●
Level 3: Unobservable inputs reflecting the Company’s assumptions incorporated in valuation techniques used to determine fair value. These assumptions are required to be consistent with market participant assumptions that are reasonably available.

Comp Services, Inc.
(A Development Stage Company)
Notes to Financial Statements
October 31, 2012

The Company's financial instruments consisted primarily of accrued liabilities. The carrying amount of the Company's financial instrument generally approximates its fair value as of October 31, 2012 and 2011 due to the short-term nature of this instrument.

At October 31, 2012 and 2011, the Company has no instruments that require additional disclosure.

Note 4 Stockholders’ Equity (Deficit)

From June 17, 2011 (inception) to October 31, 2011, the Company issued the following shares for cash and services:

Type	Quantity	Valuation	Value per share
Services – Chief executive officer and founder	3,000,000	$3,000	$0.001
Cash	645,000	32,250	$0.05
Total	3,645,000	$35,250	$0.001 - $0.05

In connection with the stock issued for services, the Company determined fair value based upon the value of the services provided, which was the most readily available evidence.

In August 2011, the Company’s CEO contributed $40 to the Company.

During the year ended October 31, 2012, the Company’s Chief executive officer contributed $2,990 to the Company.

From November 1, 2011 to October 31, 2012, the Company issued the following shares for cash:

Type	Quantity	Valuation	Value per share
Cash	94,000	$4,700	$0.05

Note 5 Income Taxes

The Company recognized deferred tax assets and liabilities for both the expected impact of differences between the financial statements and the tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax losses and tax credit carryforwards.  The Company established a valuation allowance to reflect the likelihood of realization of deferred tax assets.

Comp Services, Inc.
(A Development Stage Company)
Notes to Financial Statements
October 31, 2012

The Company has net tax operating loss carryforwards, totaling approximately $72,000 at October 31, 2012, expiring through 2032.

Significant deferred tax assets at October 31, 2012 and 2011 are approximately as follows:

	2012	2011
Gross deferred tax assets:
Net operating loss carryforward	$(25,000)	$(2,000)
Total deferred tax assets	(25,000)	(2,000)
Less: Valuation allowance	25,000	(2,000)
Net deferred tax assets	$-	$-

The valuation allowance at October 31, 2011 was approximately $2,000. The increase in valuation allowance during the year ended October 31, 2012 was approximately $23,000.  In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred income tax assets will not be realized.  The ultimate realization of deferred income tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible.  Management considers the scheduled reversal of deferred income tax liabilities, projected future taxable income, and tax planning strategies in making this assessment.   Based on consideration of these items, management has determined that enough uncertainty exists relative to the realization of the deferred income tax asset balances to warrant the application of a full valuation allowance as of October 31, 2012.

The actual tax benefit differs from the expected tax benefit for the period ended October 31, 2012 and 2011 (computed by applying the U.S. Federal Corporate tax rate of 34% to income before taxes) approximately as follows:

	2012	2011
Expected tax expense (benefit) - Federal	$(23,000)	$(2,000)
Expected tax expense (benefit) – State	( -)	( -)
Change in valuation allowance	23,000	2,000
Actual tax expense (benefit)	$-	$-

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULT OF OPERATIONS

The following provides information which management believes is relevant to an assessment and understanding of our results of operations and financial condition. The discussion should be read along with our financial statements and notes thereto. This section includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions

Overview

In addition, we offer installation services of the products offered by the advertisers. The Company intends to generate revenue as a percentage of each sale made through its affiliate accounts. To date, we have generated $3,000 in revenue. We generated our initial revenue during January 2012. The revenue generated was for the installation and troubleshooting of computer hardware. The Company has attempted to raise capital to implement its business plan; however, it has not been successful in obtaining any financing. Since January 31, 2013, the Company has not been able to implement its business plan and has become inactive. However, the Company still intends to re-activate the website and implement the business plan upon receiving additional funds. As such, the Company is a shell company because we have nominal operations and assets consisting of cash and cash equivalents and nominal other assets.

Due to the fact that we have not been able to implement our business plan, if we do not receive additional funds, we may enter into potential acquisitions, combinations, or similar transactions. At this point in time, we have not entered into definitive agreements to consummate any transactions. Any change in business may be a financially unstable business in its early stages of development or growth, including businesses without established records of sales or earnings. In that event, we will be subject to numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. We still intend to re-activate our website and implement our business plan, however, if we do not receive additional funds, we may not be able to do so.

Due to the fact that we have not been able to implement our business plan, we may enter into potential acquisitions, combinations, or similar transactions. At this point in time, we have not entered into definitive agreements to consummate any transactions.  Any change in business may be a financially unstable business in its early stages of development or growth, including businesses without established records of sales or earnings. In that event, we will be subject to numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2)(b) of the Jumpstart Our Business Startups Act allowing us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies and therefore our financial statements may not be comparable to companies that comply with public company effective dates.

PLAN OF OPERATION

We planned to offer the computer products of our affiliate partners through our website Computerbuyout.com. We generated $3,000 in revenue to date through computer consulting services. We generated our initial revenue is January 2012. We intended to focus our efforts over the next twelve months on marketing and negotiating additional agreements with affiliates. However, since we have not generated any revenues after January 2012, and have not obtained financing to support implementation of our business plan, we have become inactive.

Due to the fact that we have not been able to implement our business plan, we may enter into potential acquisitions, combinations, or similar transactions. At this point in time, we have not entered into definitive agreements to consummate any transactions.  Any change in business may be a financially unstable business in its early stages of development or growth, including businesses without established records of sales or earnings. In that event, we will be subject to numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies.

Results of Operations

Results of Operations For the Quarterly Period Ended July 31, 2013, Nine Months Ended July 31, 2013 and Since Inception June 17, 2011 to July 31, 2013.

Revenues. We had no revenues for the three month period ended July 31, 2013 and 2012. For the nine month period ended July 31, 2012, we had $3,000 in revenue from the installation and troubleshooting of computer hardware. From inception to July 31, 2013, the Company had revenues of $3,000. Our lack in revenue is primarily attributable to the lack of contracts that generate revenue. The Company is in the process of negotiating contracts that will hopefully generate revenue in the future.

Operating Expense – Three months ending July 31, 2013 and 2012. Operating expenses for the three month period ended July 31, 2013 totaled $6,386, resulting in a net loss of $6,386. Operating expenses for the three month period ended July 31, 2012 totaled $23,958, and resulted in a net loss of $23,958 for the same period. The decrease in operating expenses in 2013 was primarily attributable to the decrease in professional fees.

Operating Expense – Nine months ending July 31, 2013 and 2012. Operating expenses for the nine month period ended July 31, 2013 totaled $24,747, resulting in a net loss of $24,747. Operating expenses for the nine month period ended July 31, 2012 totaled $55,881, and resulted in a net loss of $52,881 for the same period. The decrease in operating expenses in 2013 was primarily attributable to the decrease in professional fees.

Results of Operations For the Year Ended October 31, 2012 and October 31, 2011.

Revenue: Revenues for the fiscal year ended October 31, 2012 were $3,000, compared with $0 in fiscal year ended October 31, 2011, reflecting an increase of $3,000.

Total Operating Expenses: Total operating expenses for the fiscal year ended October 31, 2012 were $69,391 compared with $5,737 in fiscal year ended October 31, 2011, reflecting an increase of $63,654. The increase in fiscal 2012 was primarily attributable to additional expenses related to being a public company.

Loss from Operations: Loss from operations for the fiscal year ended October 31, 2012 were $66,391 compared with $5,737 in fiscal year ended October 31, 2011, reflecting an increased loss of $63,654. The increase in loss from operations in fiscal 2012 was primarily attributable to additional expensed related to being a public company

Net loss: We incurred a net loss of $66,391 in fiscal 2012 compared to a net loss of $5,737 in fiscal 2011.

Capital Resources and Liquidity

Our cash and cash equivalents totaled approximately $1,017 at July 31, 2013.

Net Cash Used in Operating Activities. Net cash of $13,971 was used for operating activities during the nine month period ended July 31, 2013. From June 17, 2011 (inception) to July 31, 2013, net cash of $53,313 was used for operating activities.

Net Cash Provided By Financing Activities. Net cash of $14,350 was provided from financing activities during the nine month period ended July 31, 2013. From June 17, 2011 (inception) to July 31, 2013, net cash of $54,330 was generated from financing activities.

Going Concern

Our financial statements have been prepared on a going concern basis. The Company has a net loss of $96,875 since inception and net cash used in operations of $53,313 since inception. The Company also has a working capital deficit and stockholders’ deficit of $45,895 at July 31, 2013 and we have generated minimal revenues since inception. We expect to finance our operations primarily through our existing cash, our operations and any future financing. However, there exists substantial doubt about our ability to continue as a going concern because we will be required to obtain additional capital in the future to continue our operations and there is no assurance that we will be able to obtain such capital, through equity or debt financing, or any combination thereof, or on satisfactory terms or at all. Additionally, no assurance can be given that any such financing, if obtained, will be adequate to meet our capital needs. If adequate capital cannot be obtained on a timely basis and on satisfactory terms, our operations would be materially negatively impacted. Therefore, there is substantial doubt as to our ability to continue as a going concern. Our ability to complete additional offerings is dependent on the state of the debt and/or equity markets at the time of any proposed offering, and such market’s reception of the Company and the offering terms. There is no assurance that capital in any form would be available to us, and if available, on terms and conditions that are acceptable.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no changes in or disagreements with accountants on accounting or financial disclosure matters.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the name and age of our sole officer and director as of October 16, 2013. Our Executive officer is elected annually by our Board of Director. Our executive officer holds office until he resigns, is removed by the Board, or his successor is elected and qualified.

Name	Age	Position
Gabriel Mendez	28	President, Chief Financial Officer, Secretary, Treasurer and Director

Set forth below is a brief description of the background and business experience of our executive officers and directors for the past five years.

Gabriel Mendez, President, Chief Financial Officer, Secretary, Treasurer and Director, Age 26,

Since 2011, Mr. Mendez has been the sole officer and director of the Company. In 2006, Mr. Mendez graduated from the Academy of Art University, San Francisco with Fundamentals of Motion Picture and Television. From 2006 -2008, Mr. Mendez has managed a 7-Eleven franchise where his duties consist of accounting, maintaining inventory, managing employees, and daily operations. From 2008 – 2011, Mr. Mendez acted as a consultant for Focus Micro, a company involved in high-end security CCTV systems and installation.

Mr. Mendez does not have any direct experience in website marketing, development or sales. He has never acted as a promoter of any other company nor has she had a controlling interest in any other company.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

EXECUTIVE COMPENSATION

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to the named executive officers paid by us for the period from June 17, 2011 (Inception) through January 31, 2012.

SUMMARY COMPENSATION TABLE

 The following table sets forth information regarding each element of compensation that we paid or awarded to our executive officers for fiscal 2012 and 2011.

Name and Principal Position	Year	Salary	Bonus	Stock Awards ($)	Option Awards	Non-Qualified Deferred Compensation Earnings	All Other Compensation	Totals ($)

Gabriel Mendez President Chief Executive Officer, Chief Financial, Treasurer, and Secretary	2013	$6,861.84	$0	$0	$0	$0	$0	$6,861.84
Officer (1)	2012	$7,986.03	$0	$0	$0	$0	$0	$7,986.03

(1)	Mr. Mendez was paid $500 per month commencing August 1, 2011.

(2)	3,000,000 shares have been issued to our Chief Executive Officer at par value $0.001 per share for compensation upon formation of the Company.

Employment Agreements

On August 1, 2011, we entered into an employment agreement with our president and chief executive officer, Gabriel Mendez, which requires that Mr. Mendez be paid a minimum of $500 per month for three (3) years from date of signing. Either employee or the Company has the right to terminate the employment agreement upon thirty (30) days’ notice to the other party.

No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by us for the benefit of our employees.  We had no options outstanding as of September 30, 2012.

Due to the fact that we have not been able to implement our business plan, we may enter into potential acquisitions, combinations, or similar transactions. At this point in time, we have not entered into definitive agreements to consummate any transactions.  Any change in business may be a financially unstable business in its early stages of development or growth, including businesses without established records of sales or earnings. In that event, we will be subject to numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. It is possible that, after the Company successfully consummates a business combination with an unaffiliated entity, that entity may desire to employ or retain one or a number of members of our management for the purposes of providing services to the surviving entity. However, the Company has adopted a policy whereby the offer of any post-transaction employment to members of management will not be a consideration in our decision whether to undertake any proposed transaction.  There are no understandings or agreements regarding compensation our management will receive after a business combination or otherwise.

Option Grants Table. There were no individual grants of stock options to purchase our common stock made to the executive officers named in the Summary Compensation Table for the period from inception through October 31, 2012.

Aggregated Option Exercises and Fiscal Year-End Option Value Table. There were no stock options exercised since inception through October 31, 2012 by the executive officers named in the Summary Compensation Table.

Long-Term Incentive Plan (“LTIP”) Awards Table. There were no awards made to a named executive officers in the last completed fiscal year under any LTIP

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, directors in such capacity.

Employment Agreements

On August 1, 2011, we entered into an employment agreement with our president and chief executive officer, Gabriel Mendez, which requires that Mr. Mendez be paid a minimum of $500 per month for three (3) years from date of signing. There is currently no limit on the amount of compensation that Mr. Mendez may be awarded. Either employee or the Company has the right to terminate the employment agreement upon thirty (30) days’ notice to the other party. Since Mr. Mendez is the sole officer and director, he exercises sole discretion over the amount he is paid.

We expect our payroll expense to increase as our revenues increase. There is currently no maximum payment limit set to the compensation plan. Mr. Mendez is our sole officer and director and he exercises sole discretion over the amount he is paid.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding our shares of common stock beneficially owned as of October 16, 2013, for (i) each stockholder known to be the beneficial owner of 5% or more of our outstanding shares of common stock, (ii) each named executive officer and director, and (iii) all executive officers and directors as a group. A person is considered to beneficially own any shares: (i) over which such person, directly or indirectly, exercises sole or shared voting or investment power, or (ii) of which such person has the right to acquire beneficial ownership at any time within 60 days through an exercise of stock options or warrants. Unless otherwise indicated, voting and investment power relating to the shares shown in the table for our directors and executive officers is exercised solely by the beneficial owner or shared by the owner and the owner’s spouse or children.

For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of common stock that such person has the right to acquire within 60 days of October 16, 2013. For purposes of computing the percentage of outstanding shares of our common stock held by each person or group of persons named above, any shares that such person or persons has the right to acquire within 60 days of October 16, 2013 is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership.

Name	Number of Shares Beneficially Owned	Percent of Class (1)
Gabriel Mendez	3,000,000	80.24%
1100 Pedras Road, #B122 Turlock, CA 95382

All Executive Officers and Directors as a group (1 person)	3,000,000	80.24%

(1) Based on 3,739,000 shares of common stock outstanding as of October 16, 2013.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Immediately after incorporation of the Company on June 17, 2011, we issued 3,000,000 shares of par value $0.001 shares of common stock, valued at approximately $3,000.00 to Gabriel Mendez for consideration of founder services. The issuance of shares to Mr. Mendez was not made pursuant to a subscription agreement.

Other than the above, none of the following persons has any direct or indirect material interest in any transaction to which we are a party since our incorporation or in any proposed transaction to which we are proposed to be a party:

(A)	Any of our directors or officers;
(B)	Any proposed nominee for election as our director;
(C)	Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our common stock; or
(D)
Any relative or spouse of any of the foregoing persons, or any relative of such spouse, who has the same house as such person or who is a director or officer of any parent or subsidiary of our company.

Director Independence

We do not have any independent directors. Because our common stock is not currently listed on a national securities exchange, we have used the definition of “independence” of The NASDAQ Stock Market to make this determination.  NASDAQ Listing Rule 5605(a)(2) provides that an “independent director” is a person other than an officer or employee of the company or any other individual having a relationship which, in the opinion of the Company’s Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.  The NASDAQ listing rules provide that a director cannot be considered independent if:

●	the director is, or at any time during the past three years was, an employee of the company;

●
the director or a family member of the director accepted any compensation from the company in excess of $120,000 during any period of 12 consecutive months within the three years preceding the independence determination (subject to certain exclusions, including, among other things, compensation for board or board committee service);

●	a family member of the director is, or at any time during the past three years was, an executive officer of the company;
●
the director or a family member of the director is a partner in, controlling stockholder of, or an executive officer of an entity to which the company made, or from which the company received, payments in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenue for that year or $200,000, whichever is greater (subject to certain exclusions);

●
the director or a family member of the director is employed as an executive officer of an entity where, at any time during the past three years, any of the executive officers of the company served on the compensation committee of such other entity; or

●
the director or a family member of the director is a current partner of the company’s outside auditor, or at any time during the past three years was a partner or employee of the company’s outside auditor, and who worked on the company’s audit.

Gabriel Mendez is not considered independent because he is an executive officer of the Company.

We do not currently have a separately designated audit, nominating or compensation committee.

Item 12A. Disclosure of Commission Position on Indemnification of Securities Act Liabilities.

Our directors and officers are indemnified as provided by the Nevada corporate law and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

COMP SERVICES, INC.

739,000 SHARES OF COMMON STOCK

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until _____________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The Date of This Prospectus is December 18, 2013

PART II   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

Securities and Exchange Commission registration fee	$4.23
Federal Taxes	$0
State Taxes and Fees	$0
Transfer Agent Fees	$2,500
Accounting fees and expenses	$7,500
Legal fees and expense	$10,000
Blue Sky fees and expenses	$0
Miscellaneous	$0
Total	$20,004.23	*

*Previously paid.

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 14. Indemnification of Directors and Officers.

Our directors and officers are indemnified as provided by the Nevada corporate law and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

Item 15. Recent Sales of Unregistered Securities.

We were incorporated in the State of Nevada on June 17, 2011 and subsequently issued 3,000,000 shares of common stock to Gabriel Mendez for consideration of founder services. These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”) and were issued as founders shares. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Mendez had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

On June 17, 2011, the Company commenced a Regulation D Rule 506 offering with a total of 739,000 shares of common stock to 36 investors, at a price per share of $0.05 for an aggregate offering price of $36,950. The Company completed the Regulation D Rule 506 offering on November 9, 2011. The following sets forth the identity of the class of persons to whom we sold these shares and the amount of shares for each shareholder:

Marc Cunningham	24,800
Tom K. Lee	19,200
Bryan Gomez McKeon	22,400
Derrik Crayton	22,000
Raymond Thornton	24,000
Veronica Peck	20,000
Ryan May	18,000
Paul Reyes	16,000
Brent Gunstream	17,000
Candice Manneback	17,000
Mark Gillen	18,000
Mohammed Roshen	26,000
Oliver Ortiz	14,000
Jesse Sobella	14,000
Gilbert J. Moromez	18,000
Ralph E. Estrada	20,000
Anthony Gellis	20,000
David Praxmarer	20,000
Tony Kassaei	20,000
Nathan Horton	18,000
Michael Hoffman	19,000
Jake Hoggatt	25,800
Michael De Leon	34,400
Carin Leigh Mannebach	20,000
Dustin Helm	20,000
Dennis Boring	20,000
Steve Costa	20,000
Matthew Bermudez	19,000
Jon Courtney	19,400
Talia Maksoudian	19,000
John Hughart	20,000
Emmanuel Giacometti	20,000
Celina Ruaboro	20,000
Winnie Ruaboro	20,000
Luz Felipe	20,000
Kenneth Pullium	34,000

To our knowledge, none of the selling shareholders or their beneficial owners:

-	has had a material relationship with us other than as a shareholder at any time within the past three years; or
-	has ever been one of our officers or directors or an officer or director of our predecessors or affiliates
-	are broker-dealers or affiliated with broker-dealers.

Please note that pursuant to Rule 506, all shares purchased in the Regulation D Rule 506 offering were restricted in accordance with Rule 144 of the Securities Act of 1933. In addition, each of these shareholders were either accredited as defined in Rule 501 (a) of Regulation D promulgated under the Securities Act or sophisticated as defined in Rule 506(b)(2)(ii) of Regulation D promulgated under the Securities Act.

(A)
At the time of the offering we were not: (1) subject to the reporting requirements of Section 13 or 15 (d) of the Exchange Act; or (2) an “investment company” within the meaning of the federal securities laws.

(B)
Neither we, nor any of our predecessors, nor any of our directors, nor any beneficial owner of 10% or more of any class of our equity securities, nor any promoter currently connected with us in any capacity has been convicted within the past ten years of any felony in connection with the purchase or sale of any security.

(C)	The offers and sales of securities by us pursuant to the offerings were not attempts to evade any registration or resale requirements of the securities laws of the United States or any of its states.

(D)	None of the investors are affiliated with any of our directors, officers or promoters or any beneficial owner of 10% or more of our securities.

We have never utilized an underwriter for an offering of our securities. Other than the securities mentioned above, we have not issued or sold any securities.

Item 16. Exhibits and Financial Statement Schedules.

EXHIBIT NUMBER	DESCRIPTION
3.1	Articles of Incorporation*
3.2	By-Laws*
5.1	Opinion of Szaferman, Lakind, Blumstein & Blader, PC****
10.1	Form of Employment Agreement between Comp Services, Inc. and Gabriel Mendez*
10.2	Affiliate Agreement by and between Comp Services, Inc. and Google AdSense Publish Program**
10.3	Affiliate Agreement by and between Comp Services, Inc. and Amazon**
10.4	Affiliate Agreement by and between Comp Services, Inc. and Corel Draw**
10.5	Affiliate Agreement by and between Comp Services, Inc. and CompuVest**
10.6	Affiliate Agreement by and between Comp Services, Inc. and AVG Technologies**
10.7	Affiliate Agreement by and between Comp Services, Inc. and Roxio**
10.8	Form of Subscription Agreement***
23.1	Consent of Berman & Company, P.A.
23.2	Consent of Counsel, as in Exhibit 5.1****
101.INS*****	XBRL Instance Document
101.SCH*****	XBRL Taxonomy Schema
101.CAL*****	XBRL Taxonomy Calculation Linkbase
101.DEF*****	XBRL Taxonomy Definition Linkbase
101.LAB *****	XBRL Taxonomy Label Linkbase
101.PRE*****	XBRL Taxonomy Presentation Linkbase

* -  Filed as an exhibit to the S-1 Registration Statement filed with the SEC on December 20, 2011 and herein incorporated by reference.

** - Filed as an exhibit to the S-1/A Registration Statement filed with the SEC on January 27, 2012 and herein incorporated by reference.

*** - Filed as an exhibit to the S-1/A Registration Statement filed with the SEC on April 10, 2012 and herein incorporated by reference.

**** - To be filed by an amendment.

*****-  Furnished herewith. XBRL (Extensible Business Reporting Language) information is furnished and not filed or a part of a registration statement or prospectus for purposes of Sections 11 or 12 of the Securities Act of 1933, as amended, is deemed not filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and otherwise is not subject to liability under these sections.

Item 17. Undertakings.

(A) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.    To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(5) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused  this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Turlock, State of California on December 18, 2013.

Comp Services, Inc.

/s/ Gabriel Mendez
Name: Gabriel Mendez Position: President, Principal Executive Officer, Principal Financial Officer Principal Accounting Officer, Director

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Gabriel Mendez	Chief Executive Officer (Principal	December 18, 2013
Gabriel Mendez	Executive Officer and Principal Financial and Accounting Officer) and Director